SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aderis Pharmaceuticals, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware	54-1749283

(State of Incorporation or Organization)	(IRS Employer Identification Number)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-108269

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 (Title of Class)

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-108269) as originally filed with the Securities and Exchange Commission on August 27, 2003 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.3*	Form of Amended and Restated Certificate of Incorporation of Aderis Pharmaceuticals, Inc., to be effective upon the closing of the offering made under the Registration Statement
3.4*	Form of Bylaws of Aderis Pharmaceuticals, Inc., to be effective upon the closing of the offering made under the Registration Statement
4.1*	Specimen Common Stock certificate

     *     Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:October 17, 2003	Aderis Pharmaceuticals, Inc.

	By:	/s/ Peter G. Savas

Peter G. Savas President and Chief Executive Officer